Exhibit 2.1

EXECUTION

FIRST AMENDMENT TO THE SHARE SWAP AGREEMENT

THIS FIRST AMENDMENT TO THE SHARE SWAP AGREEMENT (this “Amendment”), dated as of March 20, 2020, is being entered into by and between:

A.

Diodes Incorporated, a company incorporated and in existence under the laws of the State of Delaware, USA and having its principal place of business at 4949 Hedgcoxe Rd., Suite 200, Plano, Texas, USA (“Diodes”);

B.

Diodes Technologies Taiwan Co., Ltd., a company incorporated and in existence under the laws of Taiwan and having its registered address at 7F, No. 50 Minquan Rd., Xindian Dist., New Taipei City 23141, Taiwan (“Diodes Taiwan”, and together with Diodes, “Buyer”); and

C.

Lite-On Semiconductor Corp., a company incorporated and in existence under the laws of Taiwan with uniform commercial number of 23528103 and having its registered address at 4F. No. 392, Ruiguang Rd., Neihu Dist., Taipei, Taiwan (the “Company”).

Buyer and the Company are hereinafter collectively referred to as the “Parties” and each separately as a “Party”.

RECITALS

WHEREAS, Diodes and the Company entered into that certain Share Swap Agreement, dated as of August 8, 2019 (the “SSA”);

WHEREAS, pursuant to Section 3.2 of the SSA, Diodes designated Diodes Taiwan to be the acquiring entity of the Shares in the Share Swap with all of the rights and obligations of Diodes under the SSA assigned and novated to Diodes Taiwan in that certain designation letter from Diodes to the Company, dated as of September 11, 2019, and Diodes Taiwan agreed to such designation and assignment in that certain acceptance letter from Diodes Taiwan to Diodes and the Company, dated as of September 25, 2019;

WHEREAS, pursuant to Section 3.2 of the SSA, Diodes is jointly and severally liable with Diodes Taiwan for Diodes Taiwan’s performance of the SSA;

WHEREAS, pursuant to Section 9.4 of the SSA, the Parties may amend the SSA on the terms set forth herein;

WHEREAS, the Parties desire to amend the SSA in order to revise Section 2.2 and Section 8.1(e) of the SSA.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1

Exhibit 2.1

EXECUTION

Article I
AMENDMENTS

Section 1.1Section 2.2

.  The final sentence of Section 2.2 of the SSA is hereby amended by deleting the words “on or around April 1, 2020” and substituting “in the fourth (4th) quarter of 2020” in lieu thereof.

Section 1.2Section 8.1(e)

.  The first sentence of Section 8.1(e) of the SSA is hereby amended by deleting the words “May 31, 2020” and substituting “December 31, 2020” in lieu thereof.

Article II
GENERAL PROVISIONS

Section 2.1Capitalized Terms

.  Except as expressly provided in this Amendment, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the SSA.

Section 2.2Effect of this Amendment

.  Except as expressly provided in this Amendment, the SSA shall not be amended or otherwise modified. In the event there is a conflict between the terms of the SSA and the terms of this Amendment, the terms provided in this Amendment shall control. On and after the date hereof, each reference in the SSA to “this Agreement,” “hereunder,” “hereof,” “hereto,” “herein,” or words of like import referring to the SSA shall mean and be a reference to the SSA as amended by this Amendment.

Section 2.3Full Force and Effect

.  This Amendment is expressly made subject to the terms and conditions of the SSA as modified herein, and, except as expressly modified herein, SSA shall continue in full force and effect without change.

Section 2.4Governing Law

.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by, and construed in accordance with, the laws of Taiwan, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the Taiwan.

Section 2.5Counterparts

.  This Amendment may be executed in multiple counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

[Signature page follows]

Exhibit 2.1

EXECUTION

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above by.

DIODES INCORPORATED

By: /s/ K.S. Lu
Name: K.S. Lu
Title: President and Chief Executive Officer

[Signature Page to First Amendment to the Share Swap Agreement]

Exhibit 2.1

EXECUTION

DIODES TECHNOLOGIES TAIWAN CO., LTD.

By: /s/ Gary Yu
Name: Gary Yu
Title: Chairman

[Signature Page to First Amendment to the Share Swap Agreement]

Exhibit 2.1

EXECUTION

LITE-ON SEMICONDUCTOR CORP.

By: By: /s/ Paul Lo

Name: Paul Lo

Title: Independent Director and
Authorized Representative

[Signature Page to First Amendment to the Share Swap Agreement]